UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)      December 13, 2006
Waters Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

01-14010 (Commission File Number)	13-3668640 (IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts (Address of Principal Executive Offices)	01757 (Zip Code)
(508) 478-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01 Other Events.
SIGNATURES
EX-99.1 Waters Corporation Bylaw Amendments

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 13, 2006, the board of directors (the “Board”) of Waters Corporation (the “Corporation”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved and adopted the following amendments to the Corporation’s Bylaws (“Bylaws”):
     Article II, Section 1 of the Bylaws was amended to change the voting standard for the election of directors from a plurality to a majority voting standard in uncontested elections. Under the new majority voting standard, a nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Directors will continue to be elected by plurality vote at any meeting of stockholders for which the number of nominees exceeds the number of directors to be elected. If an incumbent director fails to be re-elected by a majority vote when such a vote is required and offers to resign, and if that resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article II, Section 2 of the Corporation’s Bylaws or may decrease the size of the Board pursuant to the provisions of Article II, Section 1(a) of the Corporation’s Bylaws.
     The amendments to the Bylaws are effective December 13, 2006. The new Article II, Section 1(b) of the Bylaws is included as exhibit 99.1 to this Form 8-K.
Item 8.01    Other Events.
In connection with the Bylaw amendments referred to in Item 5.03 of this Form 8-K, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved and adopted the following amendments to the Corporation’s Corporate Governance Guidelines (“Guidelines”) on December 13, 2006.
     The Guidelines were amended to provide that it is the policy of the Board that a director who fails to receive the required number of votes for re-election in accordance with the Bylaws offer to resign. In addition, the director whose resignation is under consideration shall abstain from participating in any decision regarding that resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. The Board shall publicly disclose its decision regarding the resignation within ninety (90) days after the results of the election are certified. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualified.

     The Guidelines were also amended to provide that the Board nominate for election or re-election as directors only candidates who agree to tender, following the annual meeting at which they are elected or re-elected as directors, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they are nominated for re-election and (ii) Board acceptance of such resignation. In addition, it is the policy of the Board to fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with the Guidelines.
     The amendments to the Guidelines are effective December 13, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION
Dated: December 19, 2006	By:	/s/ John Ornell
		Name:	John Ornell
		Title:	Vice President, Finance and Administration and Chief Financial Officer